EXHIBIT 10.53

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT is made and entered as the 22nd day of October, 1996, by and between (i) KINGS PARK ASSOCIATES, a Virginia general partnership (the "Contributor") and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "FWRLP").

                              W I T N E S S E T H:

         WHEREAS, Contributor is the record and beneficial owner of all of those certain parcels of real property as more particularly described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as Kings Park Shopping Center located in Springfield, Fairfax County, Virginia, and all other buildings and improvements not owned by tenants situated thereon (collectively, the "Building"), and all personal property and fixtures not owned by tenants located therein (the "Personal Property"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personal Property and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Contributor and FWRLP desire to enter into this Agreement relating to the contribution by Contributor to FWRLP of the Property in exchange for cash and certain interests in FWRLP.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Contribution. Subject to the terms and conditions set forth in this Agreement, Contributor and FWRLP agree to the contribution by Contributor to FWRLP (the "Contribution") of all of the Property.

         2. Consideration.

                  (a) In consideration of the Contribution of the Property to FWRLP, FWRLP shall pay cash (in the form of cash, certified check or bank wire transfer) and shall issue common partnership units of FWRLP (the "Units") in an aggregate amount (cash and Units) calculated as follows: Five Million Seven Hundred Thousand and 00/100 Dollars ($5,700,00.00) less the outstanding and unpaid principal balance of the Lutheran Loan (as defined below) at Closing and adjusted for any closing adjustments and prorations (the "Consideration Amount"). The number of Units to be issued shall be determined at Closing by dividing sixty percent (60%) of the Consideration Amount by a price per Unit (the "Unit Price") equal to the average closing price of First

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Washington  Realty  Trust,  Inc.  ("REIT")  common  stock for the  fifteen  (15)
business days immediately preceding the Closing Date (as defined below), rounded to the nearest one (1) Unit. The balance of the consideration shall be paid in cash.

                  (b) At Closing, the Property shall be contributed to FWRLP with the Property then being subject to the indebtedness, lien and operation of the First Trust (as defined below). Contributor and FWRLP shall provide to the Lender any and all information reasonably requested by the Lender.

                  (c) (i) The Property is presently encumbered by a Deed of Trust and Security Agreement dated October 21, 1994 (the "First Trust") from the Contributor, as debtor, for the benefit of Aid Association for Lutherans, as secured party (the "Lender"), which First Trust secures an original principal indebtness of $4,500,000.00 with interest thereon payable over the term thereof (which ends on November 1, 2014) at a fixed interest rate of 9% per annum, as evidenced by a Deed of Trust Note from Contributor to Lender ("Note"). The First Trust and Note and all documents and instruments executed in connection therewith are collectively referred to as the "Lutheran Loan." The Lutheran Loan is non-recourse (except for environmental and other standard carve outs) to Contributor and requires equal monthly installments of principal and interest in the amount of the $40,488.00 per month. The outstanding principal balance under the Lutheran Loan as of the date hereof is approximately $4,340,000.00. True and correct copies of the First Trust and Note are attached hereto as Exhibits L and M, respectively.

                           (ii) FWRLP's  obligations  under this Agreement shall
be expressly contingent on the condition that FWRLP receive by Closing a letter (the "Letter") from Lender (i) consenting to the Contribution of the Property subject to the Lutheran Loan, and such modifications to the Lutheran Loan as FWRLP shall determine, in its sole discretion, are necessary (to the extent that FWRLP determines that modifications are necessary, FWRLP shall so notify Contributor prior to the end of the Feasibility Period), (ii) confirming that the Lutheran Loan is as described above, (iii) certifying that, to the best knowledge of the Lender, there is no default or event which with notice or lapse of time, or both, would constitute a default under the Lutheran Loan. FWRLP and Contributor shall cooperate in obtaining the Letter from Lender. FWRLP shall be responsible for all fees charged by Lender in connection with the assumption of the Lutheran Loan. At Closing, Contributor shall execute an estoppel certificate in favor of FWRLP certifying that, to the best knowledge of Contributor, there is no default, or event of default which with notice or lapse of time, or both, would constitute a default under the Lutheran Loan. Contributor shall use commercially reasonable efforts to deliver to FWRLP such Letter from Lender before the end of the Feasibility Period (as defined below). If such Letter is not received by FWRLP by Closing, FWRLP shall have the right to terminate this Agreement, in which event the Deposit (defined below), together with interest thereon, shall be returned to FWRLP. If

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Lender does not  consent or if Lender's  Letter is other than as set forth above and is not acceptable to FWRLP, FWRLP shall have the right, at its sole election, to terminate this Agreement by giving written notice thereof to Contributor, whereupon the Deposit, together with interest thereon, shall be returned to Contributor and neither party shall have any further liability to the other.

         3.  Deposit.

                  (a) Within one (1) business day after the date of delivery to FWRLP of an original of this Agreement executed by Contributor together with completed Exhibits hereto (the date of such delivery to FWRLP being the "Acceptance Date") in order to evidence and provide comfort to Contributor with respect to FWRLP's intention to close hereunder, FWRLP shall deliver to the Title Company, as escrow agent, a deposit of Fifty Thousand Dollars ($50,000.00 ) by check payable to the Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company").

                  (b) Within two (2) business days after the end of the Feasibility Period (as defined in Section 13(b)), FWRLP shall deliver to the Title Company, as escrow agent, an additional deposit (the "Additional Deposit") of Fifty Thousand Dollars ($50,000.00) by check payable to the Title Company.

                  (c) In the event that FWRLP elects to extend the Closing Date pursuant to Section 4(b) hereof, then, on the date of such election, FWRLP shall deliver to the Title Company, as escrow agent, an additional deposit (the "Extension Deposit") of Twenty-five Thousand Dollars ($25,000.00) by check payable to the Title Company.

                  (d) The Initial Deposit, Additional Deposit and the Extension Deposit and all accrued interest thereon are hereinafter referred to collectively as the "Deposit." The Title Company will immediately provide Contributor with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within three (3) days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit and shall constitute a part of the Deposit for all purposes hereof. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (e) In the event that, at any time prior to Closing, Contributor or FWRLP provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Contributor or FWRLP, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party no less than five (5) business days and no more than seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.


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                  (f) The parties  acknowledge  that (i) Title Company is acting solely as escrow agent at their request and for their convenience, (ii) Title Company shall not be deemed to be the agent of either of the parties, and (iii) Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. Contributor and FWRLP shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company; provided, however, that if any litigation shall arise between the Contributor and FWRLP in connection therewith, the non-prevailing party shall pay all such costs, claims and expenses of the Title Company. In the event any dispute shall arise between the parties hereto as to the disposition of the Deposit, the Title Company's sole responsibility may be met, at the Title Company's option, by paying the Deposit into the court in which relevant litigation is pending between the parties, or by initiating an interpleader action, and upon payment of the Deposit into court, neither Contributor nor FWRLP shall have any further right, claim, demand, or action against the Title Company.

         4.  Closing.

                  (a) Closing. Except as otherwise provided in this Agreement, the Contribution contemplated herein shall be consummated at the "Closing", which shall take place on the date (the "Closing Date") specified by FWRLP on not less than ten (10) days notice to Contributor, provided that the Closing Date shall not be later than forty-five (45) days after the end of the Feasibility Period. The Closing shall take place at the offices of First
Washington Realty Limited Partnership, 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814, or at such other place as may mutually agreed upon by Contributor and FWRLP.

                  (b) Extension of Closing. Notwithstanding the provisions contained in Section 4(a), FWRLP may extend the Closing Date to a date not later than February 15, 1997 by (i) delivery prior to the date specified as the Closing Date in Section 4(a) above of the Extension Deposit to the Title Company as set forth in Section 3(c) above, and (ii) notifying Contributor in writing, no later than five (5) days before the original Closing Date, of FWRLP's intention to exercise said right.

         5. Representations and Warranties of Contributor. In order to induce FWRLP to enter into this Agreement and to issue the Common Units in consideration for the Property, Contributor hereby makes the following representations and warranties, each of which is material and shall, together with all covenants, agreements and indemnities set forth in or made pursuant to this Agreement, survive Closing for to the extent provided in Section 18(m):


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                  (a)  Authority  of  Contributor.   Contributor  is  a  general
partnership duly organized and in good standing under the laws of the Commonwealth of Virginia. Contributor has all necessary power and authority and has taken all necessary partnership action to execute, deliver and perform this Agreement. No consents of any persons other than those executing this Agreement as Contributor are required for such execution or to enable Contributor to consummate the transactions contemplated hereby. This Agreement is the valid and binding obligation of Contributor, enforceable against it in accordance with its
terms,   except   that  such   enforcement   may  be  subject   to   bankruptcy,
conservatorship, receivership, reorganization, insolvency, moratorium or similar laws or procedures relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Title. To the Contributor's knowledge, Contributor is the sole owner of fee simple title to the Property, and such title is marketable and good of record and free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

                  (c) Compliance with Existing Laws. To the knowledge of Contributor, Contributor has not received notice from any governmental authority asserting that the Contributor is in violation of any applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof. To the knowledge of the Contributor, the Contributor possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by Contributor, and the requisite certificates of the fire marshalls or board of fire underwriters have been issued for the Property. To the best of Contributor's knowledge, the Building and all related facilities do not rely on any other property in order to comply with applicable zoning laws.

                  (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases") have been delivered to FWRLP. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or, to Contributor's knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this Agreement:

                           (i) to the knowledge of  Contributor,  the Leases are
                  in full force and effect and constitute a legal, valid and binding obligation of the respective tenants;

                           (ii)  no  tenant  has  an  option  to  purchase   the
                  Property;


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                           (iii) no  renewal  or  expansion  options  have  been
                  granted to the tenants, except as provided in the Leases;

                           (iv) to the Contributor's  knowledge,  Contributor is
                  not in default under any of the Leases;

                            (v) the  rents set  forth on the Rent  Schedule  are
                  being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty
                  (30) days in advance;

                           (vi) all work for tenant  alterations  and other work
                  or materials contracted for by Contributor and any tenant has been completed, and all work and materials have been fully paid for or will be paid for by Closing and all contributions to tenants for tenant improvements have been paid in full;

                           (vii) Contributor has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to Contributor's knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

                           (ix) no action or proceeding instituted against Contributor by any tenant is presently pending in any court; and

                           (x) no security  deposits  are in the  possession  of
                  Contributor other than those set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). All of the Service Contracts set forth on Exhibit C shall be assumed by FWRLP as of the Closing Date. No Service Contract will be terminated, amended, modified or supplemented prior to the Closing Date without FWRLP's prior written approval.

                  (f) Tax Bills. Attached hereto as Exhibit D are true and correct copies of tax bills issued by any applicable Federal, state or local governmental authority to Contributor with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. The Property is insured for its replacement value against loss or damage sustained as a result of fire or other casualty and Contributor has rent loss insurance in place for the Property. Contributor shall maintain in full force and effect all such policies until the Closing Date and shall cause its insurer to name

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FWRLP as an additional  insured as a contract party on its rent loss policy with respect to the Property. Contributor shall cancel such policies as of the Closing Date (with Contributor being entitled to any reimbursement of any advance premiums paid by Contributor), unless a loss in rental income has resulted from a casualty prior to Closing for which the Contributor may be entitled to make a claim under such policies, in which event the policies shall not be canceled.

                  (h) Condition of Property. Possession of the Property shall be delivered to FWRLP at Closing in its "as is, where is" condition as of the date of FWRLP's execution of this Agreement. Contributor hereby represents, warrants and covenants to FWRLP that, ordinary wear and tear excepted, to its knowledge there is no material defect in the condition of the Property, the structural elements thereof or the mechanical systems therein. FWRLP acknowledges that the acreage and square footage descriptions of the Property set forth in the Recitals hereto are approximate, and that the consideration to be delivered to Contributor pursuant to this Agreement is not subject to offset in the event such descriptions are inaccurate.

                  (i) Tenant Estoppel. Contributor represents and warrants that it shall use reasonable efforts to obtain tenant estoppel letters in the form of Exhibit F from all tenants of the Property.

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of Contributor's knowledge, threatened against the Property or any part thereof, and Contributor has made no commitments to and has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. No litigation is pending or, to the best of Contributor's knowledge, currently threatened, including administrative actions or orders relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof or Contributor's right to contribute the Property as contemplated herein, except as set forth on Exhibit G hereof.

                  (l) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Contributor is a party or by which the Contributor or the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which the Contributor is subject or by which Contributor or the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order, or (iv) result in the cancellation of any contract or lease pertaining to the Property.

                  (m) Entrances. To the best of Contributor's knowledge, access to any

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portion of the Land is not  obtained  from  adjoining  public  roads by means of easements, rights-of-way or licenses across lands or premises not included within the Property.

                  (n)  Separate  Tax  Lot  and  Subdivision.   To  the  best  of
Contributor's knowledge, each parcel of Land is the subject of a separate subdivision, and each parcel of Land is assessed for tax purposes as one or more separate and distinct parcels.

                  (o) Hazardous Waste. Contributor has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. To the best of Contributor's knowledge, there is no  proceeding  or  action  pending  or  threatened  by any  person  or governmental agency regarding the environmental condition of the Property. To the Contributor's knowledge, the Building is totally free of asbestos. Without intending to limit the foregoing representations and warranties, FWRLP acknowledges that the Property has been leased to a dry cleaner, a service station, various restaurants and other tenants that may use regulated products in the normal course of their business and that Contributor does not control or actively monitor such use.

                  (p) Operating Statements. Attached hereto as Exhibit J are true and correct operating statements of the Property for fiscal years 1993, 1994, 1995 and 1996 (through September 30, 1996). To Contributor's knowledge, there has been no adverse change in the Property or the operation thereof which would materially adversely affect the economic condition of the Property.

                  (q) Utilities. To the best of Contributor's knowledge, adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges.

                  (r) Personal Property. Attached hereto as Exhibit K is a true, correct and complete inventory of all personal property ("Personal Property"), if any, owned by Contributor and used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (s)  Leasing   Commissions.   To  the  best  of  Contributor's
knowledge, there are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property.

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



                  (t) Securities Law Matters.

                            (i) Contributor and each of its partners who receive
                  Units is an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

                           (ii)  The  general   partners  (the   "Partners")  of
                  Contributor are Marvin L. Kaye, Lawrence Kirstein and the Estate of Richard A. Kirstein;

                           (iii) Marvin L. Kay has his primary  residence in the
                  State of Maryland and Lawrence Kirstein has his primary residence in the District of Columbia;

                           (iv) Contributor will hold the Units for its own account for investment purposes only and not with a view to distribution and does intend to distribute or resell the Units, except as expressly set forth at the end of this
                  Section 5(t) below;

                            (v) Taking into account the  personnel and resources
                  Contributor can practically bring to bear on the acquisition of the Units in FWRLP contemplated hereby, Contributor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Units, including investments in securities issued by FWRLP, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Units (including the Confidential Information Statement, as supplemented through the date hereof, attached hereto as Exhibit N which contains the First Amended and Restated Agreement of Limited Partnership of FWRLP and any Amendments thereto (the "Partnership Agreement");

                           (vi) Contributor will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act and the rules and regulations promulgated thereunder and with the terms and conditions of the Partnership Agreement;

                           (vii) Contributor acknowledges that the Units to be issued must be held until they are subsequently registered under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale;

                           (viii) Prior to the issuance of the Units, Contributor will execute all such other documents and instruments as may be reasonably necessary to allow FWRLP to comply with Federal and state securities law requirements with respect to the issuance of the Units and to comply with the terms of the Partnership Agreement;

                           (ix) Contributor acknowledges and agrees that, notwithstanding Section 8.6 of the Partnership Agreement, the Units to be issued hereunder shall not be redeemable for cash or exchangeable for Common Stock in the REIT for a period of thirteen (13) months from the date of issuance to Contributor; and

         FWRLP hereby agrees that, at Closing, Contributor may transfer the Units to Marvin L. Kay and Lawrence Kirstein, or may request FWRLP to issue the Units directly to Marvin L. Kay and Lawrence Kirstein, provided that the Partners receiving such Units shall acknowledge and agree to be bound (on a several basis with respect to matters pertaining to such partners) by all of the provisions of this Section 5(t) and any other provision of this Agreement relating to the Units (in lieu of Contributor), and by accepting such Units hereby agree to be so bound. The Estate of Richard Kirstein shall not have any direct or indirect liability for any of the representations set forth in Section 5(t).

         6. Obligations of Contributor Pending Closing. From and after the date of this Agreement through the Closing Date, Contributor covenants and agrees as follows:

                  (a) Maintenance and Operation of the Property. Contributor will cause the Property to be maintained in its present order and condition, normal wear and tear excepted, and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repair in the ordinary course of business so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as on the date hereof.

                  (b) Licenses. Contributor shall use its best efforts to preserve in force all Licenses and to cause those expiring to be renewed.

                  (c) Changes in Representations. Contributor shall notify FWRLP promptly, and FWRLP shall notify Contributor promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. Contributor shall not, without FWRLP's prior written consent, amend, modify, renew or extend any Lease in any respect unless required by law or the terms of any existing lease (and then only in accordance with the terms of such lease), or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Prior to Closing, Contributor shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property or is material default under its lease.

                  (e) Obligations as to Lutheran Loan. The Contributor shall not, without FWRLP's prior written consent, (i) prepay the Lutheran Loan, or
(ii) modify or amend any of the documents evidencing or securing the Lutheran Loan or otherwise entered into in connection with the Lutheran Loan. Contributor shall make all payments required to be made under the Lutheran Loan when due, shall perform all obligations under the Lutheran Loan and shall keep the Lutheran Loan free from default.

         7. Representations, Warranties and Covenants of FWRLP. In order to induce Contributor to enter into this Agreement and to contribute the Property to FWRLP, FWRLP and (solely as to the representations and warranties contained in Sections 7(h), (j), (k) and (n) First Washington Realty Trust, Inc. (the "REIT") hereby make the following representations, warranties and covenants, each of which is material and shall together with all covenants, agreements and indemnities set forth or made pursuant to this Agreement survive Closing to the extent provided in Section 18(m).

                  (a) Authority of FWRLP. FWRLP is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to the approval of the Board of Directors of REIT as set forth in Section 8(a) (viii), FWRLP has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. Subject to the approval of the Board of Directors of REIT as set forth in Section 8(a) (viii), this Agreement is the valid and binding obligation of FWRLP, enforceable against it in accordance with its terms.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Partnership Agreement or any agreement or instrument to which FWRLP is a party, (ii) violate any restriction, requirement, covenant or condition to which the FWRLP is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

                  (c) Vacant Space. FWRLP hereby further agrees that if any rentable space in the Property is vacant on the Closing Date, FWRLP shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Contributor in violation of any restrictions contained in this Agreement.

                  (d) Additional Matters Regarding Authority. The execution, delivery and performance by FWRLP of this Agreement and each other agreement, document or instrument contemplated hereby to which FWRLP is a party and which is required to be delivered to Contributor at Closing (together with this Agreement, the "FWRLP

Documents"), the fulfillment of and the compliance with the respective terms and provisions hereof and thereof by FWRLP, and the due consummation of the transactions contemplated hereby or thereby by FWRLP have been, or by Closing will be, duly and validly authorized and approved by all requisite partnership actions of FWRLP.

                  (e) Disclosure Documents. Attached hereto as Exhibit N is a true and correct copy of the Confidential Information Statement, as supplemented through the date hereof. The FWRLP Partnership Agreement, as contained in the Confidential Information Statement, as supplemented through the date hereof, has not been amended or modified except as set forth in Exhibit N, and, to the knowledge of FWRLP, is in full force and effect as of the date hereof, and, to the knowledge of FWRLP, no default or condition which, with the passage of time or the giving of notice could become a default, exists on the part of any party thereunder.

                  (f) Binding Obligation. This Agreement constitutes, and all other agreements, documents and instruments to be executed by FWRLP pursuant hereto, when duly executed and delivered by FWRLP, will each constitute, valid and binding obligations of FWRLP, enforceable in accordance with their respective terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, reorganization, insolvency, moratorium or similar laws or procedures relating to or affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  (g) No Capital Calls or Loans. Following Closing, neither Contributor, as holder of the Units, nor any subsequent transferees of the Units from Contributor, shall have any obligation to make additional capital contributions or loans to FWRLP.

                  (h) Financial Information. The financial statements of FWRLP and the REIT (including the notes thereto) included in the Confidential Information Statement, as supplemented through the date hereof, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in any such registration statement or periodic report, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Since the date of the most recent financial statements included in the Confidential Information Statement, as supplemented through the date hereof, there has been no material adverse change, when considered as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of FWRLP or the REIT.

                  (i) Issuance of Units. The FWRLP Partnership Agreement provides, or prior to Closing will provide, for the issuance of the Units. The Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance on the Closing Date will have been, duly authorized for issuance by FWRLP to

Contributor, and on the date of their issuance on the Closing Date will be validly issued, fully paid and non-assessable. The Units conform to the description thereof contained in the Confidential Information Statement, as supplemented through the date hereof, and such description conforms to the rights set forth in the FWRLP Partnership Agreement.

                  (j) Disclosure. The Confidential Information Statement, as supplemented through the date hereof, on the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Status of REIT. First Washington Realty Trust, Inc. is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code.

                  (l) Anti-Dilution: FWRLP hereby covenants and agrees as follows:

                           (i) If at any time  prior to Closing  there  shall be
                  (a) a reorganization of FWRLP (other than a combination, reclassification, exchange or subdivision of Units otherwise provided for herein), (b) a merger or consolidation of FWRLP with or into another entity in which FWRLP is not the surviving entity, or a reverse triangular merger in which FWRLP is the surviving entity but the Units outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of FWRLP's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that Contributor shall thereafter be entitled to receive at Closing the number of shares of stock or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer that Contributor would have been entitled to receive if the Closing had been held immediately before such reorganization, merger consolidation, sale or transfer and Contributor had received at such Closing the Units which it was entitled to receive under this Agreement, subject to further adjustments as provided in this Agreement. The foregoing provisions of this Section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers occurring prior to Closing and to the stock or securities of any other entity that are at the time receivable by holders of the Units as a result thereof.

                           (ii) If  FWRLP,  at any  time  prior to  Closing,  by
                  reclassification of
                  securities or otherwise, shall change the Units into the same or a different number of securities of any other class or classes, at Closing Contributor shall have the right to receive such number or kind of securities as would have been issuable to Contributor as the result of such change as if Contributor held the Units immediately prior to such reclassification or other change, all subject to further adjustment as provided in this Section.

                           (iii) If FWRLP at any  time  prior to  Closing  shall
                  split, subdivide or combine the Units into a different number of securities of the same class, the number of Units to be received by Contributor at Closing shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination, and the Unit Price used in this Agreement to calculate certain adjustments to the number of Units shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                           (iv)  If,  prior to  Closing,  all  holders  of Units
                  ("Unitholders") shall have received, or, on or after the record date fixed for the determination of eligible Unitholders, shall have become entitled to receive, without payment therefor, other or additional Units or other securities or property (other than cash) of FWRLP by way of distribution, then and in each case, Contributor shall have the right to acquire upon Closing, in addition to the number of Units to which Contributor is entitled hereunder, and without payment of any additional consideration therefor, the amount of such other or additional Units or other securities or property (other than cash) of FWRLP that Contributor would hold on the Closing Date had Contributor been the holder of record of the Units on the date hereof through and including the Closing Date, and had retained such Units and all other additional Units and other securities or property as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Agreement.

                  (m) Holding Period. Except in connection with a sale of all or substantially all of FWRLP's assets or a merger or consolidation of FWRLP, in no event shall FWRLP voluntarily or involuntarily sell or otherwise dispose of the Property (other than (i) pursuant to a condemnation or (ii) in connection with a like-kind exchange for a property with debt having a principal amount not less than that encumbering the Property at such time) for a period of five (5) years following the Closing Date, unless FWRLP indemnifies and agrees to hold harmless Contributor from any adverse Federal and state income tax consequences attributable to such sale or other disposition. In the event of a condemnation or involuntary conversion of a material part of the Property, FWRLP shall use reasonable efforts to reinvest the condemnation proceeds in such property or properties, and within such time periods, as are required by the Internal Revenue Code to avoid Federal income tax being payable by Contributor with respect to such condemnation proceeds.

         8.  Conditions Precedent to Closing.

                  (a) It shall be a condition precedent of FWRLP's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

                            (i) Representations and Warranties. Contributor's representations and warranties hereunder shall be true and correct in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

                           (ii) Zoning. No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists.

                           (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, providing affirmative coverage satisfactory to FWRLP insuring against any mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

                           (A) the lien of current real estate taxes and special assessments not yet due and payable; and

                           (B) such other matters which are listed on Exhibit J attached hereto. Notwithstanding anything to the contrary contained in this paragraph (B), Contributor, at or prior to Closing, shall cause to be satisfied and released of record all mortgages, deeds of trust, financing statements, judgements, liens and matters that may be satisfied by payment of a liquidated sum and that first appears of record after the date hereof, other than the First Trust; provided, however, that if the amount thereof exceeds $200,000 and was not voluntarily created by the Contributor subsequent to the effective date of the Title Commitment, Contributor needs not satisfy and release such matters, in which event FWRLP shall have the right and option either (i) to terminate this Agreement, or (ii) to close on the contribution of the Partnership Interests and waive such defects in title. In the event of termination of this Agreement, Contributor and FWRLP shall be relieved of all liabilities under this Agreement, except the indemnities provided in Sections 13(a) and 15 hereof, and the Deposit shall be returned to FWRLP.

                           (iv) Leasing Brokerage/Property Management Agreements. Contributor shall have terminated any and all leasing brokerage agreements (excluding leasing brokerage agreements relating solely to contingent brokerage commissions for leases previously entered into which do not constitute violations of Contributor's representation and warranty under subsection 5(s)) and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers and agents, including the payment of any claims (if deemed warranted by Contributor), shall be the sole responsibility of Contributor. Contributor agrees that it will indemnify and hold FWRLP, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees in connection with any management or other fees due under any such property management agreements or under those leasing agreements which Contributor is obligated to terminate as provided above outstanding and/or contingent leasing commissions or fees or management fees.

                           (v) Performance by Contributor. Contributor shall have complied in all material respects with and not be in material breach of any of its covenants or obligations under this Agreement.

                           (vi) FWRT Board  Approval.  The Board of Directors of
                  FWRT shall have approved this Agreement and the transactions contemplated hereby. In the event that the aforesaid condition is not satisfied by the end of the Feasibility Period, Purchaser may elect to terminate this Agreement by giving Seller written notice thereof on or before the end of the Feasibility Period in which event the Deposit and any interest thereon shall be returned to Purchaser and neither party shall have any further obligations or liabilities to the other.

                  (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, FWRLP shall notify Contributor in writing, and if Contributor does not correct such failure (if valid) within five (5) business days after such notice, then FWRLP, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and, except as otherwise provided in
Section 16 hereof, neither party shall have any further obligations or liabilities to the other (but the indemnities provided in Section 13(a) and 15 hereof shall survive in all events); or (b) proceed to Closing and, if a default, avail itself of any legal or equitable remedy FWRLP may have, except as to any default of Contributor waived in writing by FWRLP or deemed to be waived pursuant to the provisions of this Agreement on or before the Closing Date; or
(c) extend the Closing Date for such reasonable time period as may be determined by FWRLP (but in no event for more than three (3) months from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

                  (c) Anything to the contrary notwithstanding, the parties to this Agreement expressly agree that the obligations of Contributor pursuant to this Agreement are conditioned upon the satisfaction, in the reasonable discretion of Contributor, of the following conditions:

                           (i) All of the covenants, agreements, representations
                  and warranties made by FWRLP and/or the REIT in this Agreement (including the attached Exhibits), the Confidential
                  Information Statement, as supplemented through the date hereof, or the FWRLP Documents shall be true, accurate and complete in all material respects, and shall have been fulfilled in all material respects, as of the date of the Closing Date; and

                           (ii) Contributor and its Partners shall be released by the First Trustholder in writing from all liabilities they may have on account of or in any way in connection with the Lutheran Loan.

In the event any of the foregoing conditions are not satisfied as of the Closing Date, Contributor shall notify FWRLP in writing, and if FWRLP does not correct such failure (if valid) within five (5) business days after such notice, then Contributor, in its sole discretion, (A) may avail itself of the remedies provided in Paragraph 16(a) hereof if such non-satisfaction constitutes a default by FWRLP hereunder or (B) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have any further obligation or liabilities to the other (but the indemnities provided in Sections 13(a) and 15 hereof shall survive in all events).

         9. Contributor's Deliveries. Contributor shall execute, acknowledge and deliver to FWRLP at the Closing the following documents, each dated on the Closing Date:

                  (a) a special warranty deed, in form and substance satisfactory to FWRLP, and Title Company, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, except for the Permitted Exceptions;

                  (b) a bill of sale which shall convey to FWRLP good title to all the Property, free and clear of all liens and encumbrances;

                  (c) an affidavit setting forth that all of Contributor's representations and warranties are true and correct in all material respects on the Closing Date;

                  (d) an assignment of the Leases, together with all originally executed Leases, and the security deposits shall be paid to FWRLP;

                  (e) an assignment of Licenses and Service Contracts, if any, which are to be assumed by FWRLP at FWRLP's request, together with the originally executed Service Contracts which are to be assumed;

                  (f) a schedule updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

                  (g) copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of Contributor, which obligation shall survive Closing;

                  (h) Tenant estoppel letters in the form attached hereto as Exhibit F from Giant Food, CVS/Pharmacy, King Park Hardware and First Union Bank and tenants leasing in the aggregate at least 70% of the remaining leased space in the Property dated within thirty (30) days of Closing, which tenant estoppel letters shall not contradict the information set forth in Exhibit B hereto or the Contributor's representations and warranties in Section 5(d) hereof.

                  (i) an original letter executed by Contributor advising the tenants of the Property of the contribution of the Property to FWRLP and directing that rents and other payments thereafter be sent to FWRLP or as FWRLP may direct;

                  (j) possession of the Property in the condition required by this Agreement, and the keys therefore;

                  (k) the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

                  (l) such other items and instruments as shall be required by the Title Company in connection with the issuance of its title insurance policy to FWRLP pursuant to Section 8(a)(iii) or as shall be reasonably requested by counsel to FWRLP and consistent with the terms of this Agreement;

                  (m) any and all documents necessary to release the cash constituting the Deposit from escrow with the Title Company and to have said Deposit returned to FWRLP;

                  (n) an amendment to the Partnership Agreement of FWRLP, in a form reasonably acceptable to FWRLP and Contributor, admitting the Contributor (or the Partners receiving Units, if applicable) as a limited partner(s) of FWRLP and issuing the Units to Contributor (or the Partners who are to receive Units, if applicable) computed in accordance with Section 2 herein; and

                  (o) any other documents required by this Agreement to be delivered by

Contributor.

         10. FWRLP's Performance. At Closing, simultaneously with the deliveries of Contributor pursuant to the provisions of Section 9 above, FWRLP shall pay the cash and issue the Units to Contributor in the manner specified in Section 2, whereupon the Deposit, and any interest accrued thereon, shall be returned to FWRLP by the Title Company. In addition to the Units, FWRLP shall deliver to Contributors at the Closing the following item:

                  (a) Executed copies of such documents as Lutheran may reasonably require in connection with the assumption of the Lutheran Loan (the "Lutheran Assumption Documents"), including, if required by Lutheran, an indemnity agreement with regard to hazardous wastes and toxic substances on the Property (and a release from Lutheran of all obligations which Contributor and/or any related entity may have with respect to the Lutheran Loan).

         11.  Settlement Charges; Prorations and Adjustments.

                  (a) FWRLP shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction shall be borne equally by Contributor and FWRLP, but any taxes and costs/incurred in connection with the modification of the Lutheran Loan shall be borne solely by FWRLP. FWRLP and Contributor shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

                  (b) In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date, as follows:

                           (i) Taxes.  Real estate and personal  property  taxes
                  shall be apportioned as of the Closing Date.

                           (ii) Assessments.  All special  assessments and other
                  similar charges which have become a lien upon the Property or any part thereof at the Closing Date and are due and payable through the Closing Date, if any, shall be paid in full by Contributor at the Closing. All other special assessments or similar charges shall be adjusted as of the Closing Date.

                           (iii) Rent and Security Deposits.  Rent for the month
                  of, and any month after, Closing collected by Contributor prior to Closing shall be adjusted as of the date of Closing. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority:
                  (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. FWRLP shall use reasonable efforts (other than the institution of suit) to collect arrearages due as of the Closing Date (including, without limitation, unpaid Additional Rent attributable to periods prior to Closing); provided, however, that at Contributor's election (i) FWRLP will institute suit at the request of Contributor to collect such arrearages provided all costs (including attorney's fees) in connection therewith are paid by Contributor, or (ii) FWRLP shall assign to Contributor all rights with respect to such arrearages and Contributor may pursue collection thereof. FWRLP agrees to cooperate with Contributor in ascertaining any amounts due, permitting Contributor to avail itself of any audit rights with respect to any tenants and otherwise assisting Contributor in collection of such arrearages. If rents or any portion thereof received by Contributor or FWRLP after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

                           If any tenants are required to pay percentage  rents,
                  escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by FWRLP after the Closing which are attributable in whole or in part to any period prior to the Closing, then FWRLP shall promptly pay to Contributor its proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof (if any), if and when the tenant paying the same has made all payments of rents and Additional Rent then due to FWRLP pursuant to the tenant's Lease, which obligation shall survive the Closing.

                           (iv) Debt Service on the Lutheran Loan. The amount of
                  interest payable under the Lutheran Loan shall be apportioned as of the Closing Date.

                           (v) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for
                  Service Contracts and other liabilities incurred in the ordinary course of business to be assumed by FWRLP, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. Contributor agrees that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to FWRLP. Contributor shall use its best efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

                  (c) Distributions. The quarterly distributions payable to Contributor on the Units for the first record date after Closing shall be pro rated based upon the number of days within the quarter occurring after Closing.

         12. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until delivery of the deed of conveyance shall be borne by Contributor. If prior to Closing (i) condemnation proceedings are commenced against all or any material portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Two Hundred Thousand Dollars ($200,000.00) or more or to the extent that Giant Food, CVS/Pharmacy, Kings Park Hardware, First Union Bank or a tenant(s) of the Property (occupying in excess of 2,000 square feet in the aggregate) shall exercise a termination right available under its lease because of such damage), or (iii) if the Property is damaged by an uninsured risk; or
(iv) if the Property becomes subject to litigation which may deprive FWRLP of any material benefit to which it would become entitled pursuant to this Agreement, then FWRLP shall have the right, upon notice in writing to the Contributor delivered within ten (10) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other (except the indemnities provided in Sections 13(a) and 15 hereof shall survive such termination) and the Deposit shall be refunded to FWRLP. If FWRLP does not timely elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by FWRLP, FWRLP shall be entitled to an assignment of all of Contributor's share of the proceeds of fire or other casualty insurance and rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be, and Contributor shall have no obligation to repair or restore the Property; provided, however, that the cash portion and the Unit portion (based on the Unit Price) of the Consideration (i.e., on a 40/60 basis) shall be reduced by an amount equal to the sum of (a) the "deductible" applied by the Contributor's insurance policy, or (b) if the Contributor is self-insured, the cost of repairing such damage. FWRLP shall have the right to participate in the negotiation and settlement of any casualty or condemnation- related claim, provided FWRLP shall have previously elected not to terminate this Agreement or has no such right of termination.

         13. Inspection of Property.

                  (a) FWRLP's Right of Inspection. FWRLP shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or FWRLP's intended acquisition thereof which FWRLP deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to Contributor. FWRLP's entry shall be subject to the rights of all tenants of the Property, and FWRLP shall use reasonable efforts not to interfere with the business being conducted by the tenants. FWRLP shall further have complete access to all documentation, agreements and other information in the possession of Contributor related to the ownership, use and operation of the Property, to the extent it is readily available to Contributor, and shall have the right, at FWRLP's cost, to make copies of same. FWRLP agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Contributor and hold Contributor harmless against any injury, loss, damage or lien suffered upon the Property as a result of such inspections. The foregoing indemnification obligation shall survive Closing and/or any termination of this Agreement.

                  (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, FWRLP may cause at FWRLP's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as FWRLP shall elect, subject to the provisions of Section 13(a) above. In the event that any of such tests, investigations and/or studies indicate, in FWRLP's sole discretion, that FWRLP's plans for the Property would not be feasible, then FWRLP shall have the right, at its sole election on or before the expiration of forty-five (45) days after the Acceptance Date (such period herein referred to as the "Feasibility Period"), to terminate this Agreement by giving written notice thereof to Contributor, in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to each other, other than the indemnities provided in Sections 13(a) and 15, FWRLP shall return to Contributor all information provided by Contributor, shall deliver to Contributor the written reports of any and all studies and tests performed by FWRLP, shall keep confidential all information disclosed by Contributor or otherwise obtained by FWRLP and shall not use any such information to the detriment of Contributor.

                  (c) Audit. Contributor hereby agree to allow books and records related to the Property to be audited (at FWRLP's sole expense) prior to Closing at the Contributor's office by an independent, certified public accounting firm selected by FWRLP, and Contributor will cooperate and cause its employees and other agents to cooperate in such auditing process, provided Contributor shall incur out of pocket costs or expenses in connection therewith. FWRLP shall provide Contributor with prior notice of such audit.

         14.  Indemnifications.

                  (a) Indemnification by Contributor. Subject to the provisions of Section

18(m), Contributor hereby indemnifies and agrees to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by FWRLP, any indemnitee, or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of Contributor or its Partners made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence (other than any of the foregoing approved, consented or taken subject to by FWRLP in accordance with the provisions of this Agreement) created, arising or accruing on or prior to the Closing Date, regardless of when asserted, and relating to the Contributor or the Property, or its operations. To the extent an indemnification obligation under clause (i) above arises out of a breach by any Partner of the several representations and warranties set froth in
Section 5(t) hereof, only the Partner responsible for such breach shall be obligated to indemnify FWRLP hereunder.

                  (b)  Indemnification  by FWRLP.  Subject to the  provisions of
Section 18(m), FWRLP hereby indemnifies and agrees to defend and hold harmless Contributor and its Partners and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Contributor or its Partners and/or their heirs, executors, administrators, personal or legal representatives, successors or assigns as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of FWRLP made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property or its operations or pertaining to tenant security deposits delivered to FWRLP, adjusted at Closing or set forth on Exhibit B (whether or not adjusted).

         15. Brokerage Commission. Contributor and FWRLP represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Contributor and FWRLP hereby indemnify and hold the other harmless from any and all claims of any broker or agent so claiming based on action or alleged action of the other. The provisions of this Section 15 shall survive Closing or any termination of this Agreement.

         16. Default Provisions; Remedies.

                  (a) FWRLP's Default. If FWRLP fails to consummate the Contribution contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit and all interest thereon to Contributor as full and complete liquidated damages, and as the exclusive and sole right and remedy of Contributor, at law or in equity, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party. In the event this Agreement is terminated, the indemnities set forth in
Section 13(a) and 15 shall nevertheless remain in full force and effect.

                  (b) Contributor's Default. Except for any breaches waived in writing by FWRLP, if Contributor breaches any of its covenants or obligations under this Agreement at or prior to Closing or has failed, refused or is unable to consummate the Contribution contemplated herein by the Closing Date or if any of the representations and warranties made by Contributor under this Agreement shall be inaccurate or incorrect in any material respect, then FWRLP shall notify Contributor of such breach in writing and, should Contributor not cure same within five (5) business days of receipt of such default notice, then FWRLP shall be entitled to (i) waive such breach, default or failure, and proceed to Closing, (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Contributor to remedy such breach, default or failure (not to exceed three (3) months), (iii) terminate this Agreement and obtain the return of the Deposit, (iv) maintain an action for specific performance and/or (v) if and only if the breach, failure or refusal is due to the wrongful act or omission of Contributor, maintain an action for damages against Contributor in an amount not to exceed $200,000 (exclusive of court costs and reasonable attorneys' fees). In the event this Agreement is terminated, the indemnities set forth in Sections 13(a) and 15 shall nevertheless remain in full force and effect.

                  (c) The provisions of Sections 16(a) and (b) above shall not be applicable to any breach or default by a party occurring or first becoming actually known to the other party after Closing, and, as to any said breach or default, the non-defaulting party may exercise any and all remedies available at law or in equity, subject, however, to the provisions of Section 18(m) and to the following sentence. The foregoing notwithstanding, as to any such breach or default other than a breach of the warranty and representation contained in
Section 5(t), any execution by FWRLP for damages awarded to FWRLP against Contributor or its Partners shall not exceed $1,400,000 in the aggregate (and the liability of each of the Partners of Contributor for any such damages shall be limited to his/its pro rata share of the lesser of the loss or the $1,400,000 limitation in accordance with his/its respective current ownership interest in Contributor).

                  (d) In the event that any litigation shall arise between the parties hereto as to the subject matter hereof, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all of its court costs and reasonable attorneys' fees.

         17. Registration Rights. (a) The REIT hereby agrees to use its best efforts to file a registration statement within thirteen (13) months after Closing to register the issuance and resale, if required, of REIT Common Stock which may be issued to

Contributor in exchange for its Units, to use its best efforts to cause such registration statement to become effective and to keep such registration continuously effective (subject to certain exceptions) for a period for four (4) years thereafter; provided, however, that the REIT shall be permitted to postpone such filing or suspend the effectiveness of such shelf registration statement for such periods as the REIT reasonably determines are in the best interest of the REIT or which are necessary to comply with securities law requirements (including suspending sales under the shelf registration statement for such periods as the managing underwriter in an underwritten offering deems necessary).

                  (b) Piggyback Registration Rights. If the REIT has a shelf registration statement effective with respect to any of its equity securities, the REIT will use its best efforts to cause such registration statement to include the Common Stock issuable upon exchange of the Contributor's Common Units, unless the REIT reasonably determines that inclusion of such Common Units would have a material adverse effect on the REIT and its stockholders.

                  (c) Survival. The obligations of the REIT under this Section 17 shall survive Closing.

         18.  Miscellaneous Provisions.

                  (a) Completeness and Modification. This Agreement (together with Exhibits A to N attached hereto) represents the complete understanding between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

                  (c) Assignment. This Agreement shall not be assignable by FWRLP without the consent of Contributor, provided that this Agreement may be assigned without Contributor's consent to an entity controlled by, controlling or under common control with FWRLP, without Contributor's consent. This Agreement shall not be assignable by Contributor.

                  (d) Waiver; Modification. Failure by FWRLP or Contributor to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (e) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia.

                  (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (g) Continuing Documentation and Access. From and after Closing, Contributor shall afford FWRLP reasonable access to any and all information in its possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of FWRLP) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of FWRLP concerning confidentiality set forth herein.

                  (h) All Warranties  Joint and Several.  Except on set forth in
Section 5(t) hereof, each and every warranty, covenant, undertaking and agreement of Contributor hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity collectively comprising the Contributor.

                  (i) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (j) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

                           (i)      if to FWRLP:

                                    First Washington Realty Limited Partnership
                                    4350 East-West Highway, Suite 400
                                    Bethesda, MD  20814
                                    Attn:  Stuart D. Halpert
                                           Jeffrey S. Distenfeld, Esq.
                                    Telecopy: (301) 907-4911

                          (ii)      if to Contributor:

                                    Kings Park Associates
                                    8120 Woodmont Avenue, Suite 300
                                    Bethesda, MD 20814
                                    Attn:   Marvin L. Kay
                                    Telecopy:  (301) 664-8019
                                    with a copy to:

                                    Stefan F. Tucker, Esq.
                                    Tucker, Flyer & Lewis
                                    1615 L Street, N.W., Suite 400
                                    Washington, D.C.  20036
                                    Telecopy:  (202) 429-3231

                                    and

                                    Robert E. Falb, Esq.
                                    Robins, Kaplan, Miller and Ciresi
                                    1801 K Street, N.W.
                                    Suite 1200
                                    Washington, D.C.   20006
                                    Telecopy: (202) 223-8604

                  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Paragraph 18(j).

                  (k) Further Assurances. Contributor and FWRLP agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement, provided that such execution, acknowledgment and delivery does not impose any additional costs on such party (other than such party's attorneys' fees in the review thereof and de minimis recording costs).

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

                  (m)   Survival.    All   of   the   covenants,    indemnities,
representations and warranties of this Agreement shall survive Closing and shall thereafter remain in effect, except as follows:

                           (i) the  covenants,  representations  and  warranties
                  contained in Section 5(a) through (r) and Section 7(a) through
                  (f) and (h) through (l) shall terminate one (1) year after the Closing Date except as to claims for breach thereof asserted by a party within such one (1) year period;

                           (ii) the  indemnifications  and other  covenants  and
                  agreements contained in Sections 14(a) and (b) shall terminate one (1) year after the Closing Date, except as to claims as to which a party hereto has asserted a right of indemnification within said period; and

                           (iii) any breach of any  representation,  warranty or
                  covenant made by any party hereto which is actually known on the Closing Date to the party benefitted thereby shall be deemed waived once the Closing has occurred (and in this regard each of Contributor, FWRLP and the REIT covenant to disclose the existence of any such breaches to the other party promptly upon learning of the same); provided, however, that such breach shall not be deemed waived if (x) the breaching party had actual knowledge that it was in breach on the date of execution of this Agreement, or (y) the breach consists of an intentional or wrongful act or omission by the breaching party after the date of execution of this Agreement.

                  (n) Definition of Knowledge. For purposes of this Agreement, whenever a statement is made to a party's "knowledge" or "to the best of the knowledge" of a party, such statement is made only to the actual knowledge of the party without any independent inquiry.

         19. Tax Matters.
                  (a) FWRLP covenants that, during the period beginning on the Closing Date and ending five years thereafter, the principal balance of the mortgage loan secured by the Property shall not be reduced below an amount equal to the outstanding principal balance of the Lutheran Loan as of the Closing Date (other than for (i) scheduled amortization of the mortgage loan, (ii) any principal prepayment once each calendar year in an amount not to exceed ten percent (10%) of the then outstanding principal balance of the mortgage loan, and (iii) non-scheduled principal curtailments of the mortgage loan due to application required by mortgage lender of insurance or condemnation proceeds beyond FWRLP's reasonable control.

                  (b) If (1) FWRLP intends to make a principal prepayment of the mortgage loan pursuant to clause (ii) or (iii) under subsection (a) above, or
(2) FWRLP intends to refinance the mortgage loan secured by the Property after the fifth anniversary of the Closing Date, then FWRLP will give each Partner who receives Units at least ten (10) days' prior written notice thereof, and each such Partner, at his written election but with no obligation to do so, may affirmatively make a Bottom Guaranty Election (as described below). Any such election shall be made by notice delivered to FWRLP no later than the date on which the tax return for FWRLP is filed for the fiscal year in question.

                  (c) A Bottom Guaranty Election shall state that, if FWRLP shall be in default with respect to the mortgage loan securing the Property, the Contributor agrees to contribute to the capital of FWRLP a designated portion of the principal balance of such mortgage loan (the "Contribution Limit"); however, such contribution shall only occur if the mortgage lender shall have exhausted all of its remedies against the Property in order to collect the amount owing the mortgage lender, and such Contribution Limit shall be reduced on a dollar-for-dollar basis for every dollar received by the mortgage lender from exercising its remedies. Any such contribution shall be made by the end of the fiscal year during which FWRLP is liquidated. For example, if the amount of the mortgage loan were $4,000,000.00 and the amount of other Contributor Limit were $400,000.00, the capital contribution would be required if, and only if, the Property were sold in foreclosure and the proceeds ( whether cash or other proceeds) of sale were less than $400,000.00

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first written above.

                                     FWRLP:

                                   FIRST WASHINGTON REALTY
                                   LIMITED PARTNERSHIP

                                   By:      First Washington Realty Trust, Inc.,
ATTEST:                                     Its general partner

                                            By:  /s/
-------------------------                        -----------------------------
[Assistant Secretary]                            William J. Wolfe
                                                 President
[Corporate Seal]
                                   Date of execution:    October 22  , 1996

                                   CONTRIBUTOR:

WITNESS:                           KINGS PARK ASSOCIATES

                                   By:  /s/
                                        -------------------------------------
                                        Marvin L. Kay
                                        General Partner

                                   By:  /s/
                                        --------------------------------------
                                        Lawrence Kirstein
                                        General Partner

                                   By:  Estate of Richard Kirstein
                                        General Partner

                                        By:  /s/
                                             ---------------------------------
                                             Name: Robert E. Falb
                                             Title:    Personal Representative

                                          Date of execution: October 23 , 1996

         First Washington Realty Trust, Inc. joins herein solely for the purpose of making the representations, warranties and covenants contained in Sections 7(d), 7(e) and 17 hereof.

                                          FIRST WASHINGTON REALTY
WITNESS:                                  TRUST, INC.

                                          By:  /s/
--------------------------                     ---------------------------------
                                               William J. Wolfe
                                               President

                                          Date of execution:   October 22,  1996

                          ACKNOWLEDGE BY TITLE COMPANY


         The undersigned Title Company executes this Contribution Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

                                                   COMMERCIAL SETTLEMENTS, INC.


                                                   By:  /s/
------------------------                                -----------------------
                                                        Stuart S. Levin
                                                        Vice President

                                                        Date:   October 29, 1996

                                LIST OF EXHIBITS



EXHIBIT A.        Legal Description of Land                     Recitals

EXHIBIT B.        Leases and Rent Schedule                      Section 5(d)

EXHIBIT C.        Service Contracts                             Section 5(e)

EXHIBIT D.        Tax Bills                                     Section 5(f)

EXHIBIT E.        Intentionally Omitted

EXHIBIT F.        Form of Tenant Estoppel                       Section 5(i)

EXHIBIT G.        Litigation                                    Section 5(k)

EXHIBIT H.        Intentionally Omitted

EXHIBIT I.        Intentionally Omitted

EXHIBIT J.        Operating Statements                          Section 5(p)

EXHIBIT K.        Personal Property                             Section 5(r)

EXHIBIT L.        Mortgage                                      Section 2(c)(i)

EXHIBIT M.        Note                                          Section 2(c)(i)

EXHIBIT N.        Confidential Information Statement      Sections 5(t)(v), 7(e)


        [Contributor to Attach Foregoing at Acceptance of this Agreement]

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                            LEASES AND RENT SCHEDULE

                                    EXHIBIT C

                                SERVICE CONTRACTS

                                    EXHIBIT D

                                    TAX BILLS

                                    EXHIBIT E

                              Intentionally Omitted

                                    EXHIBIT F
                             Form of Tenant Estoppel

                              ESTOPPEL CERTIFICATE


                                                                     , 199

First Washington Realty Limited Partnership
4350 East-West Highway
Suite 400
Bethesda, MD  20814

         Re:      Kings Park Shopping Center
                  Lease dated                   , 199   , with [Name of Tenant]
                  -------------------------------------------------------------

Gentlemen:

         Please be advised that the undersigned tenant hereby certifies as of the date hereof as follows with respect to the Lease:

The Lease is unmodified and in full force and effect except for modifications, listed by number and date on Exhibit A attached hereto.

Name of Tenant:

Description of Leased Premises:

Date of Commencement of Lease:

Date of Termination of Lease:

Options to Renew:

Base Rental:  Annual Rental of $              , payable monthly in advance.
                               ---------------

Percentage Rent:  ____% of Gross Receipts over $__________.

Tax Charges:  pro rata: ___ yes ___ no.  ($        payable monthly in advance.)
                                          ---------

Common Area Maintenance Charges:   pro rata:  ___ yes ___ no.  ($
                                                                -
         payable monthly in advance.)

Tenant in possession of the premises under the Lease?:  Yes

Amount of rent paid in advance:  $

Amount of Security Deposit:  $

Compliance with Construction Requirements: Landlord has complied with all construction requirements of Tenant, and Tenant has accepted all of the leased premises under the Lease.

Tenant has not made any claims against Landlord and has no knowledge of any uncured default on the part of Landlord (If there is knowledge of any uncured default, please note and attach separate sheet).

Tenant's Right of Premature Termination or Option to Renew: Tenant has no right to premature termination and no right or option to renew or extend the term beyond its present term and no option to lease additional space, except as expressly set forth in the Lease.

Tenant's Right to Purchase: Tenant has no option or right in the nature of a right of first refusal to purchase or otherwise acquire any interest in the leased premises.

Anything in the Lease to the contrary notwithstanding, Tenant agrees that it will not terminate the Lease or withhold any rents due thereunder because of Landlord's default in the performance thereof until tenant has first given notice to Landlord and to the holder of any deed of trust specifying the nature of any such default by Landlord and allowing the said holder, at its option, thirty (30) days after date of such notice to cure the default, or a reasonable period of time in addition thereto if circumstances are such that the default cannot be cured within a thirty (30) day period.

Tenant agrees to subordinate the Lease to any deed of trust on the leased premises.

In the event of foreclosure, Tenant agrees to attorn to the purchaser of the leased premises at the foreclosure sale.

                                     TENANT:




                                     By:
                                     Name:
                                     Title:
STATE OF                      )
                              )  ss:
COUNTY OF                     )

    Signed and sealed in my presence this      day of                 , 199   .
                                          ----        ---------------------



                                  Notary Public
                                     [SEAL]

My Commission Expires:

                                    EXHIBIT G

                                   LITIGATION

                                      NONE

                                    EXHIBIT H

                              Intentionally Omitted

                                    EXHIBIT I

                              Intentionally Omitted

                                    EXHIBIT J

                         OPERATING STATEMENTS AND BUDGET

                                    EXHIBIT K

                                PERSONAL PROPERTY

                                      NONE

                                    EXHIBIT L

                                    MORTGAGE

                                    EXHIBIT M

                                      NOTE

                                    EXHIBIT N

                       CONFIDENTIAL INFORMATION STATEMENT